UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2026

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 15, 2026, the Company held its 2026 Annual Meeting of Stockholders. The final voting results at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) are set forth below.

Proposal No. 1 - Re-election of Directors.

The stockholders re-elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Dr. Daniel Aghion	12,662,432	4,769,203	20,234	7,538,073

Dr. Miriam Kidron	13,672,468	3,756,991	22,410	7,538,073

Nadav Kidron	13,702,335	3,729,485	20,049	7,538,073

Dr. Arie Mayer	11,784,397	5,648,636	18,836	7,538,073

Yehuda Reznick	13,687,270	3,735,295	29,304	7,538,073

Benjamin Shapiro	11,567,510	5,859,953	24,406	7,538,073

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm for the 2026 Fiscal Year.

The stockholders ratified the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the 2026 fiscal year. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
22,243,815	2,717,251	28,876	0

Proposal No. 3 - Approval of an Amendment to the Company’s Amended and Restated 2019 Stock Incentive Plan.

The stockholders approved an amendment to the Company’s Amended and Restated 2019 Stock Incentive Plan to increase the total number of shares of common stock, par value $0.012 per share, authorized for issuance under such plan by 3,000,000, to a total of 12,500,000. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,336,951	6,080,695	34,223	7,538,073

Proposal No. 4 - Approval of the Say-on-Pay Proposal.

The stockholders approved, on a non-advisory basis, the compensation of our named executive officers (“say-on-pay vote”). The votes were as follows:

For	Against	Abstain	Broker Non-Votes
13,012,163	4,394,427	45,279	7,538,073

Proposal No. 5 – Approval of the Say-on-Pay Frequency Proposal.

The stockholders selected every three years as the recommended frequency for future say-on-pay votes. The votes were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Votes
5,974,499	13,929	11,377,689	85,752	7,538,073

In light of this result, the Board of Directors of the Company has determined that the Company will hold future say-on-pay votes every three years until the next advisory vote on the frequency of say-on-pay votes, which is required to take place at least once every six years.

Proposal No. 6 - Adjournment Proposal

The proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Proposals 1 through 5 at the time of the Annual Meeting, was rendered moot as there were sufficient votes to approve the Proposals 1 through 5 at the time of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

September 17, 2026

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